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                                                                      EXHIBIT 21


                           SUBSIDIARIES OF CAMPBELL



NAME OF SUBSIDIARY AND NAME                                                 JURISDICTION OF

UNDER WHICH IT DOES BUSINESS                                                 INCORPORATION
----------------------------                                                ---------------
Arnotts Limited                                                                   Australia
Campbell Finance Corp.                                                            Delaware
Campbell Investment Company                                                       Delaware
Campbell Sales Company                                                            New Jersey
Campbell Soup Company Ltd--Les Soupes Campbell Ltee                               Canada
Campbell's Australasia Pty. Limited                                               Australia
Campbell's de Mexico, S.A. de C. V.                                               Mexico
Campbell's Fresh, Inc.                                                            Ohio
Campbell's U.K. Limited                                                           England
Continental Foods Espanola S.A.                                                   Spain
Fresh Start Bakeries, Inc.                                                        Delaware
Godiva Chocolatier, Inc.                                                          New Jersey
The Greenfield Healthy Foods Company                                              Connecticut
Herider Farms, Inc.                                                               Texas
Joseph Campbell Company                                                           New Jersey
N.V. Biscuits Delacre S.A.                                                        Belgium
N.V. Campbell Food & Confectionery Coordination Center
   Continental Europe S.A.                                                        Belgium
N.V. Godiva Belgium S.A.                                                          Belgium
Pepperidge Farm, Incorporated                                                     Connecticut
Sanwa Foods, Inc.                                                                 California
Societe Francaise des Biscuits Delacre S.A.                                       France
Swift-Armour Sociedad Anonima Argentina                                           Argentina
Vlasic Foods, Inc.                                                                Michigan


The foregoing does not constitute a complete list of all subsidiaries of the registrant. The subsidiaries which have been omitted do not, in the aggregate,
(i) represent more than 10% of the assets of Campbell and its consolidated subsidiaries, (ii) contribute more than 10% of the total sales and revenues of Campbell and its consolidated subsidiaries or (iii) contribute more than 10% of the income before taxes and extraordinary items of Campbell and its consolidated subsidiaries. Campbell owns 65% of the outstanding shares of Arnotts Limited.





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